Exhibit 1.4

EXECUTION COPY

CASCADES INC.

US$125,000,000

7¼% Senior Notes Due 2013

Purchase Agreement

New York, New York

November 23, 2004

CIBC World Markets Corp.

425 Lexington Avenue, 3rd Floor

New York, New York 10017

Scotia Capital (USA) Inc.

1 Liberty Plaza, 25th Floor

New York, NY 10016

as Representatives of the Initial Purchasers in Schedule I hereto

Ladies and Gentlemen:

Cascades Inc., a corporation organized under the laws of the Province of Québec (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, US$125,000,000 principal amount of its 7¼% Senior Notes Due 2013 (the “Notes,” and together with the Guarantees (as defined below), the “Securities”).  The Securities are to be issued under the indenture, dated as of February 5, 2003, among the Company, the Guarantors (as defined below) and The Bank of New York, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of May 30, 2003, the Second Supplemental Indenture, dated as of December 30, 2003, the Third Supplemental Indenture, dated as of March 16, 2004, the Fourth Supplemental Indenture, dated as of July 8, 2004, and the Fifth Supplemental Indenture, dated as of August 26, 2004, each among the Company, the Guarantors and the Trustee (as so amended, the “Indenture”).  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.  However, the Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to register a new series of notes (the “Exchange Notes”) and related guarantees (the “Exchange Guarantees” and, together with the Exchange Notes, the “Exchange Securities”) under the Act, subject to the terms and conditions specified therein.  Pursuant to the Registration Rights Agreement, the Exchange Securities will be offered in exchange for the Securities.

The Notes will be unconditionally guaranteed (the “Guarantees”) by each of the Company’s Subsidiaries that are set forth on the signature page hereto (the “Guarantors”).  To the extent there are no additional parties listed on Schedule I other than you, the term “Representatives” as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 22 hereof.

In connection with the sale of the Securities, the Company has prepared an offering memorandum, dated November 23, 2004 (as amended or supplemented at the Execution Time, including the documents incorporated therein by reference and any and all exhibits thereto and together with the Canadian offering memorandum dated November 23, 2004, the “Offering Memorandum”).  The Offering Memorandum sets forth certain information concerning the Company and the Securities.  The Company hereby confirms that it has authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

1.  Representations and Warranties of the Company and the Guarantors.  The Company and each of the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.

(a) At the Execution Time, the Offering Memorandum did not, and on the Closing Date will not (and any amendment or supplement thereto, at the date thereof, on the Closing Date will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor any of the Guarantors makes any representation or warranty as to the information contained in or omitted from the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.  The Company and the Guarantors hereby acknowledge that the statements set forth in the Offering Memorandum in the first sentence of the last paragraph of the legends, and under the heading “Plan of Distribution” the entire third paragraph, the fourth and fifth sentences of the ninth paragraph, the entire tenth paragraph, and the fifth and sixth sentences of the eleventh paragraph constitute the only information furnished to the Company in writing by or on behalf of the Initial Purchasers for inclusion in the Offering Memorandum (or in any amendment or supplement thereto).  The documents incorporated by reference into the Offering Memorandum, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the commission thereunder.

(b) None of the Company, the Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom no representation is made) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(d) The Company is a foreign issuer (as defined in Regulation S).

(e) None of the Company, the Guarantors or any of its or their Affiliates, nor any Person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom no representation is made) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act or has engaged in any directed selling efforts with respect to the Securities.  Terms used in this paragraph have the meanings given to them by Regulation S.

(f) The Company reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in the Securities.

(g) The Indenture has been duly qualified under the Trust Indenture Act.

(h) None of the Company or the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum will be, an “investment company” within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(i) None of the Company, the Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement and as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto)).

(j) None of the Company, the Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom no representation is made) has, directly or indirectly, taken any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) Each of the Company, its Subsidiaries listed on Schedule II hereto (the “Significant Subsidiaries”), the Guarantors (the Significant Subsidiaries and the Guarantors, without duplication, being collectively referred to as the “Material Subsidiaries”) and the entities listed on Schedule III hereto (the “Joint Ventures”) has been duly incorporated and is validly existing as a corporation or partnership in good standing, where such concept exists, under the laws of the jurisdiction in which it is incorporated or organized with full corporate or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation or partnership and is in good standing, where such concept exists, under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect.

(l) All the outstanding shares of capital stock of each of the Company, its Material Subsidiaries and the Joint Ventures have been duly and validly authorized and issued and are fully paid and nonassessable where such concepts exist, and, except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for any liens securing indebtedness to be refinanced with the proceeds of the sale of the Securities pursuant hereto and the Senior Credit Facility (as defined below).

(m) The Significant Subsidiaries are the only significant subsidiaries of the Company, as defined by Rule l-02(w) of Regulation S-X under the Act.

(n) The Company’s authorized equity capitalization is as set forth in the Offering Memorandum.

(o) The Securities conform in all material respects to the description thereof contained in the Offering Memorandum under the heading “Description of the Notes.”

(p) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(q) The Indenture has been duly authorized and, assuming it was duly authorized, executed and delivered by the Trustee, constitutes a valid, binding and enforceable instrument of the Company and each of the Guarantors (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(r) The Securities and the Exchange Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and (in the case of the Securities) paid for by the Initial Purchasers or (in the case of the Exchange Securities) delivered to the holders of the Securities in exchange therefor as contemplated by the Registration Rights Agreement, will be duly executed and delivered by the Company and each of the Guarantors and will constitute valid, binding and enforceable obligations of the Company and each of the Guarantors entitled to the benefits of the Indenture (subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(s) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and each of the Guarantors, will constitute a valid, binding and enforceable instrument of the Company and each of the Guarantors

(subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(t) Each of the Company and the Guarantors has all requisite corporate power and authority, and has taken all requisite corporate action necessary to enter into and perform this Agreement, the Indenture, the Securities, the Exchange Securities and the Registration Rights Agreement.  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture or the Registration Rights Agreement, except, to the extent required, (i) such as will be obtained under the Act and Canadian federal or provincial securities laws, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers and the distribution of the Exchange Securities in the manner contemplated herein and in the Offering Memorandum and the Registration Rights Agreement, and (iii) notices that have been or may have to be filed with appropriate Canadian provincial securities commissions in connection with sales in Canadian jurisdictions along with the Offering Memorandum, accompanied by payment of the requisite fees.

(u) Neither the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, nor the issue and sale of the Securities or the Exchange Securities, nor the consummation of any other of the transactions contemplated herein or therein or in the Offering Memorandum, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or asset of the Company, any of its Material Subsidiaries or any of the Joint Ventures pursuant to (i) the articles of association, certificate of incorporation, by-laws or other organizational documents of the Company, any of its Material Subsidiaries or any of the Joint Ventures; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, any of its Material Subsidiaries or any of the Joint Ventures is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of its Material Subsidiaries or any of the Joint Ventures of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Material Subsidiaries or any of the Joint Ventures or any of its or their properties, except in the cases of clauses (ii) and (iii) such as would not have a Material Adverse Effect, and except to the extent that notices may have to be filed with appropriate Canadian provincial securities commissions along with the Offering Memorandum, accompanied by payment of the requisite fees.

(v) The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries incorporated by reference into the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in Canada (“Canadian GAAP”) applied on a consistent basis throughout the periods involved with a note to such financial statements reconciling them to generally accepted accounting principles in the United States (“US GAAP”).  The historical financial information set forth under the captions “Summary” and “Selected Historical Financial Information” included in the Offering Memorandum fairly present, on the basis stated in the Offering Memorandum, the information included therein.  The financial data in the line item entitled “Pro forma interest expense” and the related footnote thereto, set forth under the caption “Summary – Summary Historical and Pro Forma Financial Information” included in the Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts of the Company.

(w) Except as described in the Offering Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its Material Subsidiaries or any of the Joint Ventures or its or their directors, officers or property is pending or, to the best knowledge of the Company, threatened that (i) would have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby, or (ii) would have a Material Adverse Effect.

(x) Each of the Company, its Material Subsidiaries and, to the Company’s knowledge, the Joint Ventures has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum, such that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Material Subsidiaries.  All assets held under lease by the Company and its Subsidiaries are held by them under valid and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such assets by the Company and its Material Subsidiaries.

(y) Set forth in Schedule IV hereto is a list of all contracts, indentures, mortgages, deeds or trusts, loan or credit agreements, notes, leases or other agreements or instruments to which the Company, any of its Subsidiaries or any of the Joint Ventures is a party or bound or to which its property is subject, that are material to the Company and its Subsidiaries, taken as a whole.

(z) Neither the Company nor any of its Material Subsidiaries nor, to the Company’s knowledge, any of the Joint Ventures is in violation or default of (i) any provision of its articles of association, certificate of incorporation, by-laws or other organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, any of its Material Subsidiaries, or any of the Joint Ventures is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Material Subsidiaries, or any of the Joint Ventures or any of its or their properties, as applicable, except, in the cases of clauses (ii) and (iii), such as would not have a Material Adverse Effect.

(aa)         PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company and delivered their report with respect to such audited consolidated financial statements incorporated by reference into the Offering Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(bb)         There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution, delivery and performance of this Agreement or the Indenture by the Company or the Guarantors or the issuance or sale of the Securities or the Exchange Securities by the Company or the Guarantors.

(cc)         All interest, principal, premium (if any) and other payments due or made on the Securities or the Exchange Securities may be paid by the Company to each holder thereof in U.S. dollars that may be freely transferred out of Canada, and, except for payments made to a holder with which the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time the payment is made, all such payments made to holders who are non-residents of Canada will not be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

(dd)         The Company has filed all foreign, federal, provincial, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ee)         Since the date of the most recent financial statements incorporated by reference into the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

(ff)           No labor problem or dispute with the employees of the Company, any of its Material Subsidiaries or any of the Joint Ventures exists, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto), or, to the knowledge of the Company, is threatened or imminent; there are no amounts owing or promised by the Company, any of its Material Subsidiaries or, to the Company’s knowledge, any of the Joint Ventures to any present or former directors or employees of the Company, any of its Material Subsidiaries or, to the Company’s knowledge, any of the Joint Ventures, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto); and no individuals named in the Offering Memorandum under the caption “Management” have given or been given notice terminating their contracts of employment, except such as would not have a Material Adverse Effect;

(gg)         Each of the Company, its Material Subsidiaries and, to the Company’s knowledge, the Joint Ventures is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Material Subsidiaries nor, to the Company’s knowledge, any of the Joint Ventures has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh)         Except as described in or contemplated by the Offering Memorandum, no Material Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or any other Subsidiary, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company or any other Subsidiary any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except that no representation is made regarding prohibitions imposed by laws and regulations applicable to companies organized outside Canada and the United States.

(ii)           Each of the Company, its Material Subsidiaries and, to the Company’s knowledge, the Joint Ventures possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, provincial, state or foreign regulatory authorities necessary to conduct their respective businesses, except such as would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of the Joint Ventures has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would likely result in an unfavorable decision, ruling or finding or would have a Material Adverse Effect.

(jj)           Each of the Company, its Material Subsidiaries and, to the Company’s knowledge, the Joint Ventures maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)         No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(ll)           To the best knowledge of the Company, each of the Company, its Material Subsidiaries and the Joint Ventures (i) is in compliance with any and all applicable U.S., Canadian, foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in each ease, where such failure would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Offering Memorandum, neither the Company nor any of the Material Subsidiaries nor, to the Company’s knowledge, any of the Joint Ventures has been named as a “potentially responsible party” under the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(mm)       In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(nn)         The Company, its Material Subsidiaries and, to the Company’s knowledge, the Joint Ventures own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Offering Memorandum to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not have a Material Adverse Effect.  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any of the Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Material Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

(oo)         Each of the Company, its Material Subsidiaries and, to the Company’s knowledge, the Joint Ventures has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company, its Material Subsidiaries and the Joint Ventures are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, except for such failures as would not have a Material Adverse Effect.  Neither the Company, nor any of its Material Subsidiaries, nor, to the Company’s knowledge, any of the Joint Ventures has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA or to any other pension plan on an ongoing or termination basis, except for such failures as would not have a Material Adverse Effect.

(pp)         Immediately after the consummation of the transactions contemplated hereby and by the Offering Memorandum, the fair value and present fair saleable value of the assets of each of the Company and of the Guarantors will exceed the sum of its stated liabilities and identified contingent liabilities.  Neither the Company nor any of the Guarantors is, nor will the Company or any of the Guarantors be, after giving effect to the execution, delivery and performance of this Agreement, the Indenture, the Securities and the Registration Rights Agreement and the consummation of any other of the transactions contemplated herein or therein or in the Offering Memorandum, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

(qq)         The Company has no reason to believe that the statistical and market-related data included in the Offering Memorandum are based on or derived from sources that are not reliable and accurate.

(rr)           Each of the relationships and transactions specified in Item 404 of Regulation S-K that would have been required to be described in a prospectus if this offering had been registered under the Act has been so described in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(ss)         Except for the Guarantors, the Company has no Subsidiaries organized under the laws of Canada, any province thereof, or any state of the United States.

(tt)           There is, and has been, no failure on the part of the Company or its Subsidiaries, or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith as applicable to the Company and its Subsidiaries.

Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as to matters covered thereby, to each Initial Purchaser.

2.  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Guarantors agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and the Guarantors, at an aggregate purchase price of 105.6549% of the principal amount thereof, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.  The parties understand that this aggregate purchase price consists of a base purchase price for the Securities of 105.5000% of the principal amount thereof, plus accrued interest of 2.1549% from August 15, 2004 to the Closing Date.

3.  Delivery and Payment.  Delivery of and payment for the Securities shall be made no later than 10:00 A.M., New York City time, on December 2, 2004, or at such time on such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  The Securities shall be delivered in such names, forms and amounts as the Representatives shall specify at least two Business Days in advance of the Closing Date, and delivery shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.  Representations and Warranties of the Initial Purchasers.  Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that:

(a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act (“Rule 144A”)) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Schedule V hereto.

(b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

(c) It is either a qualified institutional buyer (as defined in Rule 144A) or an “accredited investor” (within the meaning of Regulation D).

(d) It will comply with the Selling Restrictions for offers and sales outside the United States as set forth in Schedule V hereto.

5.  Agreements.  The Company agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Offering Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will not amend or supplement the Offering Memorandum unless, prior to a proposed amendment or supplement, the Company shall have furnished the Representatives a copy of such document for review and the Representatives shall not have reasonably objected to such document.

(c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event or non-compliance; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.  The Company will also promptly inform the Representatives of any litigation or administrative action with respect to the transactions contemplated by this Agreement or the Offering Memorandum.

(d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities by the Initial Purchasers; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits in any jurisdiction in which it is not now so subject.  The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) None of the Company, the Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom no representation is made) will, prior to completion of the exchange offer to be made by the Company pursuant to the Registration Rights Agreement, resell any Securities that have been acquired by any of them.  The Company will cause all Securities accepted in such exchange offer to be canceled.

(f) None of the Company, the Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom no representation is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(g) None of the Company, the Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom no representation is made) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

(i) None of the Company, the Guarantors or any of its or their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom no representation is made) will engage in any directed selling efforts with respect to the Securities.  Terms used in this paragraph have the meanings given to them by Regulation S.

(j) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities and the Exchange Securities to be eligible for clearance and settlement through The Depository Trust Company.

(k) None of the Company, the Guarantors or any of its or their Affiliates will, for a period of 180 days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any

person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities and the Exchange Securities), except that the foregoing shall not apply to any offering of debt securities whose proceeds are used substantially to purchase all the capital stock of Norampac Inc. not currently owned by the Company.

(l) None of the Company, the Guarantors or any of its or their Affiliates will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Exchange Securities.

(m) The Company will apply the net proceeds from the sale of the Securities as set forth under the heading “Use of Proceeds” in the Offering Memorandum.

(n) The Company agrees to pay the costs and expenses relating to the transactions contemplated hereunder, including, without limitation, the following:  (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the Exchange Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Offering Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the blue sky laws of the several states or any jurisdiction outside the United States and Canada (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification not to exceed US$10,000); (vii) admitting the Securities for trading in the PORTAL Market; (viii) the reasonable transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(o) The Company will, for a period of twelve months following the Execution Time, furnish to the Initial Purchasers all reports or other communications (financial or other) generally made available to stockholders, and deliver to the Initial Purchasers (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

(p) In connection with sales in Canada, the Company agrees to make all filings reasonably required to be made with securities regulatory authorities in Canada with respect to the offering, sale and delivery of the Securities to the Initial Purchasers or their Affiliates and the initial resale of the Securities by the Initial Purchasers to purchasers in Canada, including, without limitation, any required reports of the trades constituting such initial resales, and to pay all filing or other fees applicable in connection therewith.

6.  Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein at the Execution Time and the Closing Date pursuant to Section 1 hereof, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of its or their obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Fraser Milner Casgrain LLP, Canadian counsel to the Company and the Guarantors, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit A hereto.

(b) The Company shall have requested and caused Jones Day, U.S. counsel to the Company and the Guarantors, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B hereto.

(c) The Company shall have requested and caused Torys LLP, U.S. counsel to the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit C hereto.

(d) The Company shall have requested and caused Robert F. Hall, Vice President, Legal Affairs and Corporate Secretary of the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit D hereto.

(e) The Company shall have requested and caused Manning, Fulton & Skinner, P.A., special North Carolina counsel to the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit E hereto.

(f) The Company shall have requested and caused Jones Day, special French counsel to the Company, to furnish to the Representatives its opinion, dated the

Closing Date and addressed to the Representatives, substantially in the form of Exhibit F hereto.

(g) The Company shall have requested and caused Jones Day, special German counsel to the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit G hereto.

(h) The Company shall have requested and caused Jones Day, special U.K. counsel to the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit H hereto.

(i) The Representatives shall have received from Weil, Gotshal & Manges LLP, U.S. counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) The Representatives shall have received from Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k) The Company, on behalf of itself and each Guarantor, shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum and this Agreement and that (i) the representations and warranties of each of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (ii) since September 30, 2004, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

(l) At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the form attached hereto as Exhibit I (with respect to the letter dated as of the Execution Time) and in the form and substance satisfactory to the Representatives (with respect to the letter dated as of the Closing Date).

(m) The Company and each of the Guarantors shall have entered into the Registration Rights Agreement.

(n) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(o) Subsequent to the Execution Time and on or prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company’s debt securities (including the Securities) by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(p) Prior to the Closing Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the transactions contemplated by the Offering Memorandum and the execution, delivery and performance of this Agreement, except where the failure to have done so (i) would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, and (ii) would not have a Material Adverse Effect.

(q) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Initial Purchasers, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, on the Closing Date.

7.  Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in

Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through CIBC World Markets and Scotia Capital on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Initial Purchasers) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.  Indemnification and Contribution.

(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relate to, arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Offering Memorandum (or in any supplement or amendment thereto) or any information provided by the Company or any Guarantor to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Offering Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have.

(b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, the Guarantors, each of their directors, officers, employees, agents and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company and the Guarantors by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Offering Memorandum (or in any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel for all indemnified parties (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and any Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and of the Initial Purchasers, on the other, in connection with the statements, omissions, actions or failure to act that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received (or anticipated to be received) by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received (or anticipated to be received) by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover page of the Offering Memorandum.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the Company or the Guarantors or other conduct by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or a Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company or a Guarantor shall have the same rights to contribution as the Company or such Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

9.  Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company and the Guarantors.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company, the Guarantors or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Toronto Stock Exchange or trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges; (ii) a banking moratorium shall have been declared by U.S. Federal, Canadian or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

11.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company, the Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to CIBC World Markets Corp. (fax no.:(917) 332-4320), 425 Lexington Avenue, 3rd Floor, New York, New York 10017, Attention: Joanne Wong, Executive Director and Senior Counsel, and to Scotia Capital (USA) Inc. (fax no.:  (212) 225-6522), 1 Liberty Plaza, 25th Floor, New York, NY 10016, Attention: Howard Steinberg, U.S. Chief Legal Officer & Head of Compliance; or, if sent to the Company or any Guarantor, will be mailed, delivered or telefaxed c/o Corporate Secretary (fax no.: (819) 363-5127) and confirmed to it at 404 Marie-Victorin Boulevard, Kingsey Falls, Quebec, Canada J0A 1B0, attention of the Legal Department.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14.  Applicable Law.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.  Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than any New York State or U.S. federal court located in the Borough of Manhattan, the city of New York, New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each of the Company and the Guarantors consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto.  Each of the Company and the Guarantors hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Initial Purchaser or any indemnified party.  Each of the Initial Purchasers, the Company and the Guarantors (on their respective behalf and, to the extent permitted by applicable law, on behalf of their respective shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Guarantors agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Guarantors, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Company and the Guarantors are or may be subject, by suit upon such judgment.

By execution and delivery of this Agreement, each of the Company and the Guarantors acknowledges that it has, by separate written instrument, appointed and designated, without power of revocation, Cascades Boxboard U.S., Inc., with offices on the date hereof located at 2255 Global Way, Hebron, Kentucky 41048, as its authorized agent (the “Authorized Agent”) to accept and acknowledge on its behalf service of any and all process which may be served in any Claim in any way relating to or arising out of this Agreement or the transactions contemplated hereby brought in any New York State or U.S. federal court located in the Borough of Manhattan, the city of New York, New York.  Such service may be made by delivering a copy of such process to each of the Company and such Guarantor in care of the Authorized Agent at the address specified above for the Authorized Agent and obtaining a receipt therefor, and each of the Company and the Guarantors hereby irrevocably authorizes and directs the Authorized Agent to accept such service on its behalf.  Each of the Company and the Guarantors represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Authorized Agent shall be deemed to the fullest extent permitted by applicable law, in every respect effective service of process upon each of the Company and such Guarantor in any Claim.  Each of the Company and the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect.  Nothing herein contained shall, however, in any manner limit the rights of the Initial Purchasers to serve process in any other manner permitted by applicable law or obtain jurisdiction over the Company or any of the Guarantors or bring suits, actions or proceedings against the Company or any of the Guarantors in such other jurisdictions, and in such manner as may be permitted by applicable law.

If the Authorized Agent is consolidated with or merged into a Guarantor incorporated in the United States (a “U.S. Guarantor”), then the surviving entity shall succeed as, and shall be substituted for, the Authorized Agent.  If the Authorized Agent is consolidated with or merged into a Subsidiary of the Company that is not a U.S. Guarantor, is sold or transferred to another Person or is liquidated, then the Company shall appoint another U.S. Guarantor or CT Corporation System as the authorized agent for service of process.

16.  Waiver of Immunity.  Each of the Company and the Guarantors irrevocably waive, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) attachment of the Company’s or such Guarantor’s assets (whether before or after judgment) and (iv) execution or enforcement of any judgment arising out of or in any way relating to this Agreement to which the Company or any of the Guarantors or its revenues or assets might otherwise be entitled in any suit, action or proceeding in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that neither the Company nor any of the Guarantors will claim any such immunity in any suit, action or proceeding.

17.  Judgment Currency.  Each of the Company and the Guarantors that is not a U.S. person (as that term is defined under Regulation S under the Act) hereby covenant and agree that the following provisions shall apply to conversion of currency in the case of this Agreement:

(a) If, for the purposes of obtaining judgment in, or enforcing the judgment of, any court, it becomes necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures CIBC World Markets could purchase U.S. dollars with such other currency in the city of New York on the Business Day preceding that on which final judgment is given.  The obligations of the Company or any Guarantor in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in a currency other than U.S. Dollars, not be discharged until the first Business Day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency.

(b) The Company and each Guarantor hereby agrees to indemnify the Initial Purchasers and each other indemnified party related to any Initial Purchaser against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the city of New York at which the Company or such Guarantor on the date of payment of judgment or order is able to purchase U.S. dollars with the amount of the judgment currency actually paid by the Company or such Guarantor.  The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

18.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

19.  Obligations Joint and Several.  Each of the representations, warranties, covenants and other agreements of the Company contained in this Agreement or in any other agreement, document, certificate or instrument entered into or delivered in connection herewith shall be deemed to be the joint and several obligation of each Guarantor.

20.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.  Exclusive Agreement.  In the event that any subject matter covered by the terms of this Agreement is also covered by any other arrangement among the parties hereto, the terms of this Agreement shall control.

22.  Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the city of New York or the city of Montreal.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including preferred stock, but excluding any debt security convertible or exchangeable into such equity interest.

“CIBC World Markets “ shall mean CIBC World Markets Corp.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Material Adverse Effect” shall mean, with respect to the Company, any effect that is materially adverse to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Scotia Capital” shall mean Scotia Capital (USA) Inc.

“Subsidiary” shall mean, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization or other business entity of which a majority of the total voting power of all classes of Capital Stock then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“U.S.” or the “United States” shall mean the United States of America.

 “You” or “Your” shall mean CIBC World Markets and Scotia Capital.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

For the Company:

Cascades Inc.

By	/s/ Robert Hall
Name: Robert Hall
Title: Vice-President, Legal Affairs
and Corporate Secretary

For the following Guarantors:

3815285 Canada Inc.

3815315 Canada Inc.

6265642 Canada Inc.

Cadmus and Cascades Recycling, Inc.

Cascades Agri-Pak, Inc.

Cascades Boxboard Group Inc.

Cascades Boxboard U.S. Holdings, Inc.

Cascades Boxboard U.S., Inc.

Cascades Canada Inc.

Cascades Diamond, Inc.

Cascades Fine Papers Group Inc.

Cascades Fine Papers Group Thunder Bay Inc.

Cascades Inc.

Cascades Nova Scotia Company

Cascades Transport Inc.

Conference Cup Inc.

Dopaco Canada, Inc.

Dopaco, Inc.

Garven Incorporated

Kingsey Falls Investments Inc.

Les Séchoirs St-François Inc.

Marathon Graphic Art Distributor Inc.

Rabotage Lemay Inc.

Scierie Lemay Inc.

Wood Wyant Inc.

By	/s/ Robert Hall
Name: Robert Hall
Title: Duly authorized officer or director

For the following Guarantors:

Cascades Auburn Fiber Inc.

Cascades Delaware LLC

Cascades Fine Papers Group (Sales) Inc.

Cascades Fine Papers Group (USA) Inc.

Cascades Moulded Pulp, Inc.

Cascades Plastics Inc.

Cascades SPG Holding Inc.

Cascades Tissue Group - Arizona Inc.

Cascades Tissue Group - IFC Disposables Inc.

Cascades Tissue Group - New York Inc.

Cascades Tissue Group - North Carolina Inc.

Cascades Tissue Group - Oregon Inc.

Cascades Tissue Group - Pennsylvania Inc.

Cascades Tissue Group - Sales Inc.

Cascades Tissue Group - Tennessee Inc.

Cascades Tissue Group - Wisconsin Inc.

Cascades USA Inc.

W.H. Smith Paper Corporation

By	/s/ Nathalie Théberge
Name: Nathalie Théberge
Title: Duly authorized officer or director

Dopaco Pacific LLC		Dopaco Limited Partnership

By Dopaco Pacific LLC
Its General Partner

By	/s/ Richard J. Scanlan	By	/s/ Richard J. Scanlan
Name: Richard J. Scanlan		Name: Richard J. Scanlan
Title: Treasurer		Title: Treasurer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CIBC World Markets Corp.

By:	/s/ Brian S. Perman
	Name:	Brian S. Perman
	Title:	Managing Director

Scotia Capital (USA) Inc.

By:	/s/ Greg Woynarski
	Name:	Greg Woynarski
	Title:	Managing Director

For themselves and the other several Initial

Purchasers named in Schedule I to

the foregoing Agreement.